EXHIBIT 5.1

                [Letterhead of Cadwalader, Wickersham & Taft LLP]

                                  May 20, 2008

Wells Fargo Asset Securities Corporation
8480 Stagecoach Circle
Frederick, Maryland 21701

Ladies and Gentlemen:

            We have acted as your counsel in connection with the registration statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers Mortgage Asset-Backed Pass-Through Certificates ("Certificates") to be sold by Wells Fargo Asset Securities Corporation (the "Company") in one or more series (each, a "Series") of Certificates. Each Series of Certificates will be issued under either (i) a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Company, a trustee (a "Trustee") to be identified in the Prospectus Supplement for such Series of Certificates and Wells Fargo Bank, N.A., as master servicer (the "Master Servicer"), or (ii) a separate trust agreement (each, a "Trust Agreement") among the Company, a Trustee to be identified in the Prospectus Supplement for such Series of Certificates and Wells Fargo Bank, N.A., as securities administrator (the "Securities Administrator"). Forms of the Pooling and Servicing Agreement and Trust Agreement are included as exhibits to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Registration Statement.

            In rendering the opinion set forth below, we have examined and relied upon the following: (i) the Registration Statement, the Prospectus and the form of Prospectus Supplement constituting a part thereof, each substantially in the form filed with the Commission, (ii) the form of Pooling and Servicing Agreement and form of Trust Agreement, each substantially in the form as filed with the Commission and (iii) such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

            Based on the foregoing, we are of the opinion that when a Pooling and Servicing Agreement or Trust Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Company, a Trustee and the Master Servicer or Securities Administrator, as applicable, and the Certificates of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Certificates will be legally issued, fully paid and non-assessable.

            We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus and the form of Prospectus Supplement forming a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                        Very truly yours,

                                        /s/ Cadwalader, Wickersham & Taft LLP